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                                                                   EXHIBIT 10.37

                                 FIFTH AMENDMENT
                                     TO THE
               NETWORKS ASSOCIATES, INC. TAX DEFERRED SAVINGS PLAN

The Networks Associates, Inc. Tax Deferred Savings Plan, as amended and restated as of January 1, 1998 (the "Plan") is hereby amended, effective as of the dates specified below, as follows:


1. Effective as of July 1, 2004, Section 1.1(o), defining "Employer Stock," is hereby deleted in its entirety, with subsequent subsections renumbered accordingly.

2. Effective as of January 1, 2004, Section 4.6 is hereby amended by the addition of the following paragraph at the end thereof:

         "Effective as of January 1, 2004, the Administrative Committee shall have no discretion to allow Participants to direct the investment of their Accounts into the NAI Unitized Stock Fund or any other fund invested primarily in Network Associates, Inc. common stock. Effective as of July 1, 2004, the Administrative Committee shall have no discretion to make available the NAI Unitized Stock Fund or any other fund invested primarily in shares of Network Associates, Inc. as an investment option in which a Participant may invest her or her Accounts."

3. Effective as of January 1, 2004, Section 7.1 is amended in its entirety to read as follows:

         "7.1 Form of Distribution. The normal form of distribution of the balance in the Participant's Accounts shall be a single sum payment. Distribution shall be made in cash or in kind at the Participant's or his or her Beneficiary's election. Notwithstanding the provisions of this Section 7.1, a former Cinco Networks 401(k) Plan participant ('Cinco Participant') or his or her Beneficiary, if the Cinco Participant has died, shall with respect to his or her Plan interest, have the option to receive a distribution in installment payments over a period certain, not to extend beyond the life expectancy of the Cinco Participant or the joint life expectancies of the Cinco Participant and his or her Beneficiary. Notwithstanding any other provision of the Plan to the contrary, prior to July 1, 2004, a Participant may elect to receive an in-kind distribution of the fair market value of his or her Separate Account in the form of shares of Network Associates, Inc. common stock and cash, to the extent that the Separate Account is invested in the NAI Unitized Stock Fund at the time of distribution."

4. Effective as of January 1, 2003, Section 11.2 is amended in its entirety to read as follows:

         "11.2 Composition of Administrative Committee. Effective May 1, 2000, the Administrative Committee shall be comprised of the individuals who may from time to time hold the following positions with the Company (or comparable positions in the event that the Company alters or otherwise renames such positions): Chief Financial Officer, Senior Vice President Corporate Controller, Vice President of Human Resources, Director, Compensation and Benefits, and Benefits Analyst (formerly known as 401(k) Analyst). Effective as of January 1,

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         2003, the Administrative Committee shall be comprised of the individuals who may from time to time hold the following positions with the Company (or comparable positions in the event that the Company alters or otherwise renames such positions): Chief Financial Officer, Senior Vice President Corporate Controller, Vice President of Human Resources, and Benefits Analyst. The appointment of any person to such position shall automatically constitute the appointment of such person to the Administrative Committee and the resignation, termination or transfer of any person from such position shall constitute the automatic resignation of such person from the Administrative Committee. In the event of a vacancy on the Administrative Committee due to a vacancy in one or more of the positions listed above, the members of the Administrative Committee or the Board may appoint an interim member to fill such vacancy, such individual to serve until a person is named to the designated position, at which time the interim member shall be deemed to have resigned and the person appointed to the designated position shall become an Administrative Committee member."

5. Except as modified by this Fifth Amendment, all the terms and conditions of the Plan shall continue in full force in effect.

This Fifth Amendment is executed by a duly authorized officer of the Company as of this 31st day of December 2003.


                                        NETWORKS ASSOCIATES, INC.

                                                                         [STAMP]
                                        By: /s/ Kent H. Roberts
                                            ------------------------------------
                                            Kent H. Roberts,
                                            Executive Vice President and General
                                            Counsel


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